Exhibit 99.1

National Interstate Corporation Announces Preliminary 2011 Results

•	Higher 2011 fourth quarter and full year earnings from operations expected

•	Gross premiums written increased in 2011: fourth quarter up 9%, full year up 20%

•	Earnings conference call to be held on February 23, 2012

•	Management to present at Bank of America Merrill Lynch 2012 Insurance Conference

Richfield, Ohio, February 9, 2012 – National Interstate Corporation (Nasdaq: NATL) today reported anticipated earnings per share and gross premiums written for the 2011 fourth quarter and full year. The Company’s estimated earnings from operations improved significantly in the 2011 fourth quarter contributing to an expected 11% to 13% increase in 2011 full year after–tax earnings from operations per share when compared to the 2010 full year. Both underwriting income and net investment income improved during the 2011 fourth quarter contributing to the estimated increase in operating earnings. Gross premiums written increased 8.6% for the 2011 fourth quarter and 20.0% for the 2011 full year compared to the same 2010 periods reflecting the favorable impact of growth in existing businesses as well as the Vanliner Insurance Company acquisition in 2010.

Earnings

The table below shows the Company’s estimated net income per share determined in accordance with U.S. generally accepted accounting principles (GAAP), reconciled between several non-GAAP financial measures to better reflect the results related to the ongoing business.

	Three Months Ended December 31,
	2011 Expected Range			2010
Net after-tax earnings from operations per share, diluted	$0.54	to	$0.57	$0.36
After-tax net realized gain from investments per share, diluted	0.04	to	0.06	0.03
After-tax impact from balance sheet guaranty for Vanliner per share, diluted	—	to	0.01	(0.11)

Net income per share, diluted	$0.58		$0.64	$0.28

	Year Ended December 31,
	2011 Expected Range			2010
Net after-tax earnings from operations per share, diluted	$1.76	to	$1.79	$1.58
After-tax net realized gain from investments per share, diluted	0.14	to	0.16	0.14
After-tax impact from balance sheet guaranty for Vanliner per share, diluted	(0.11)	to	(0.10)	(0.11)
Gain on bargain purchase of Vanliner, diluted	—	to	—	0.38
Change in valuation allowance related to net capital losses per share, diluted	—	to	—	0.04

Net income per share, diluted	$1.79		$1.85	$2.03

Net after-tax earnings from operations includes underwriting income and net investment income. After-tax realized gains from investments, the after-tax impact on underwriting results related to the balance sheet guaranty and the gain on bargain purchase from the Vanliner acquisition are separately presented as discussed above to better reflect the results related to ongoing business.

Underwriting Results:

Improved fourth quarter 2011 underwriting income included favorable claims results primarily in the passenger transportation products, both Alternative Risk Transfer (ART) and traditional. Underwriting income for the 2011 full year declined slightly due to combined ratios that trended higher compared to 2010 offset by growth in earned premium during the year.

Investments:

Net investment income for 2011 was higher in all quarters when compared to 2010 which accounted for the increase in operating income. The increase in net investment income was in part due to the addition of the Vanliner portfolio. The Company also took advantage of the steep yield curve and volatility in the fixed income sectors in 2011 to reposition its portfolio into higher yielding investments resulting in improved net investment income with minimal impact on the duration (4.1 years) and credit quality (fixed income portfolio 94% NAIC 1 or 2). In addition, the Company had net realized gain from investments in all four quarters of 2011 primarily from security sales at gains as part of the portfolio repositioning.

Gross Premiums Written

The table below summarizes gross premiums written by business component:

	Three Months Ended December 31,
	2011		2010
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Alternative Risk Transfer	$62,541	54.6%	$50,091	47.4%
Transportation	36,358	31.7%	38,374	36.3%
Specialty Personal Lines	10,644	9.3%	12,194	11.6%
Hawaii and Alaska	3,465	3.0%	3,669	3.5%
Other	1,645	1.4%	1,243	1.2%

Gross premiums written	$114,653	100.0%	$105,571	100.0%

	Year Ended December 31,
	2011		2010
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Alternative Risk Transfer	$285,351	54.2%	$229,844	52.4%
Transportation	162,870	30.9%	123,752	28.2%
Specialty Personal Lines	53,729	10.2%	61,662	14.1%
Hawaii and Alaska	18,137	3.5%	18,104	4.1%
Other	6,225	1.2%	5,268	1.2%

Gross premiums written	$526,312	100.0%	$438,630	100.0%

Gross premiums written for the 2011 fourth quarter compared to the 2010 fourth quarter reflect growth in the ART component offset by declines in the other components. ART growth is attributable to new programs initiated earlier in the year as well as continuing very high customer retention and new customers in existing programs. The Transportation component would have been flat for the fourth quarter excluding the premium that was part of the Vanliner balance sheet guarantee which does not impact the Company’s operating results. Gross premiums written for the Specialty Personal Lines component have declined in each quarter of 2011 when compared to the same 2010 quarter reflecting underwriting actions taken in the commercial vehicle product and fewer recreational vehicle quotes.

The nearly 20% increase in 2011 full year gross premiums written was the result of continued growth in the ART component and a full year of Vanliner premium in 2011 compared to only the six months following the July 2010 acquisition.

Earnings Conference Call

The Company will hold a conference call to discuss the 2011 fourth quarter and full year results on Thursday, February 23, 2012 at 10:00 a.m. Eastern Time. There are two communication modes available to listen to the call. Telephone access to the conference call and Q and A session will be available by dialing 888-713-4213 and providing the confirmation code 94201526. Please dial in 5 to 10 minutes prior to the scheduled starting time. To pre-register for the conference call, go to https://www.theconferencingservice.com/prereg/key.process?key=PFQKGNDXG and follow the instructions provided. The conference call will be broadcast live over the Internet. To listen to the call via the Internet, access our website at http://invest.natl.com and follow the instructions at the web cast link. The archived web cast will be available shortly after the call on our website.

Investor Conference

The Company’s management will make a presentation at the upcoming Bank of America Merrill Lynch 2012 Insurance Conference in New York City on February 15, 2012. The presentation may include forward-looking and other material information and will be available on the Company’s website at http://invest.natl.com.

Forward-Looking Statements

This document, including any information incorporated by reference, contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995). All statements, trend analyses and other information contained in this press release relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “may,” “target,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” and other similar expressions, constitute forward-looking statements. We made these statements based on our plans and current analyses of our business and the insurance industry as a whole. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Factors that could contribute to these differences include, among other things: general economic conditions, any weaknesses in the financial markets and other factors, including prevailing interest rate levels and stock and credit market performance which may affect or continue to affect (among other things) our ability to sell our products and to collect amounts due to us, our ability to access capital resources and the costs associated with such access to capital and the market value of our investments; our ability to manage our growth strategy, customer response to new products and marketing initiatives; tax law and accounting changes; increasing competition in the sale of our insurance products and services and the retention of existing customers; changes in legal environment; regulatory changes or actions, including those relating to regulation of the sale, underwriting and pricing of insurance products and services and capital requirements; levels of natural catastrophes, terrorist events, incidents of war and other major losses; adequacy of insurance reserves; and availability of reinsurance and ability of reinsurers to pay their obligations. The forward-looking statements herein are made only as of the date of this document. The Company assumes no obligation to publicly update any forward-looking statements.

About National Interstate Corporation

An Insurance Experience Built Around You.

National Interstate Corporation (Nasdaq: NATL), founded in 1989, is the holding company for a specialty property-casualty insurance group which differentiates itself by offering products and services designed to meet the unique needs of niche markets. Products include insurance for passenger, truck, and moving and storage transportation companies, alternative risk transfer, or captive programs for commercial risks, specialty personal lines products focused primarily on recreational vehicle owners and small commercial vehicle accounts, and transportation and general commercial insurance in Hawaii and Alaska. The Company’s insurance subsidiaries, including the three primary insurers, National

Interstate Insurance Company, Vanliner Insurance Company and Triumphe Casualty Company, are rated “A” (Excellent) by A.M. Best Company. Headquartered in Richfield, Ohio, National Interstate is an independently operated subsidiary of Great American Insurance Company, a property-casualty subsidiary of American Financial Group, Inc. (NYSE: AFG) (Nasdaq: AFG).

Contact:

Tanya Inama

National Interstate Corporation

877-837-0339

investorrelations@nationalinterstate.com

www.natl.com